Exhibit 99.2

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 1 CORPORATE PRESENTATION APRIL 2021 INNOVATING FOR BETTER HEALTH

DISCLAIMER

This presentation ("Presentation") is for informational purposes only and is being furnished solely for the purpose of assisting interested parties in making their own evaluation with respect to a potential transaction involving Blue Water Acquisition Corp. ("Blue Water") and Clarus Therapeutics, Inc. ("Clarus"). By accepting this Presentation, the recipient acknowledges and agrees that all of the information contained herein is confidential, that the recipient will distribute, disclose, and use such information only for the foregoing purpose and that the recipient shall not distribute, disclose or use such information in any way detrimental to Clarus.

Any investment in or purchase of any securities of Blue Water is speculative and involves a high degree of risk and uncertainty. Certain statements in this Presentation may be considered "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally relate to future events or Blue Water's or Clarus's future financial or operating performance. Terminology such as "may," "should," "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "potential," "projects," "will," or the negatives of these terms or variations of them or other similar terminology may identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors over which Blue Water and Clarus have no control and which could cause actual results to differ materially from those expressed or implied by such forward-looking . For example, statements concerning the following include forward-looking statements: (i) the success, cost and timing of product development and commercialization activities, including timing of completion and data readouts for clinical trials; (ii) the potential attributes and benefits of the product, including with respect to activity, tolerability profile and relevant indications; (iii) the size and growth potential of the markets for the product and ability to serve those markets; (iv) conditions to the completion of the proposed business combination and additional stakeholder investment, including shareholder approval of the business combination, may not be satisfied, or any regulatory approvals required for the proposed business combination may not be obtained on the terms expected or on the anticipated schedule: (v) the occurrence of an event, change or other circumstance that could give rise to the termination of the business combination or agreement between the parties; (vi) the effect of the announcement or pendency of the proposed business combination on Clarus' business relationships; (vii) risks that the proposed business combination disrupts Clarus' current plans; (viii) risks related to diverting management's attention from Clarus's ongoing business operations; (ix) potential litigation that may be instituted against Blue Water or Clarus or their respective directors or officers related to the proposed business combination or in relation to Clarus's business; (x) the amount of the costs, fees, expenses and other charges related to the proposed business combination and stakeholder investment; (xi) risks relating to the uncertainty of the projected financial information with respect to Clarus, including forecasted net sales; (xii) risks related to the satisfaction of Clarus's business objectives and the timing of expected development and commercialization milestones; (xiii) the effects of competition on Clarus's future business; (xiv) the amount of redemption requests made by Blue Water's public shareholders; (xv) the impact of the global COVID-19 pandemic on any of the foregoing risks; and (xvi) such other factors as are set forth in Blue Water's periodic public filings with the SEC, which are available via the SEC's website at www.sec.gov. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Blue Water, or Clarus do not undertake any duty to update these forward-looking statements or the other information contained in this presentation.

The information contained herein does not purport to be all-inclusive and neither Blue Water nor Clarus nor any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of this Presentation or any other information contained herein or any other information (whether written or oral) that has been or will be provided to you. Nothing contained herein or in any other oral or written information provided to you is, nor shall be relied upon as, a promise or representation of any kind by Blue Water or Clarus. Without limitation of the foregoing, Blue Water and Clarus expressly disclaim any representation regarding any projections concerning future operating results or any other forward-looking statement contained herein or that otherwise has been or will be provided to you. Neither Blue Water nor Clarus shall be liable to you or any prospective investor or any other person for any information contained herein or that otherwise has been or will be provided to you, or any action heretofore or hereafter take or omitted to be taken, in connection with this potential transaction. You will be entitled to rely solely on the representations and warranties made to you by Blue Water in a definitive written agreement relating to a transaction involving Clarus, when and if executed, and subject to any limitations and restrictions as may be specified in such definitive agreement. No other representations and warranties will have any legal effect.

Additional Information. In connection with the proposed transaction, Blue Water intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement/prospectus of Blue Water, and after the registration statement is declared effective, Blue Water will mail a definitive proxy statement/prospectus relating to the proposed transaction to its shareholders. This Presentation does not contain all the information that should be considered concerning the proposed transaction and is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction. Blue Water's shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed transaction, as these materials will contain important information about Clarus, Blue Water and the proposed transaction. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed transaction will be mailed to shareholders of Blue Water as of a record date to be established for voting on the proposed transaction.

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clarus THERAPEUTICS

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 3 DISCLAIMER (CONT’D) This Presentation does not purport to summarize all of the conditions, risks and other attributes of an investment in Blue Wa ter or Clarus. Information contained herein will be superseded by, and is qualified in its entirety by reference to, any other information that is made available to you in connection with your investigation of Blue Water and Clarus. Each prospective pu rch aser is invited to meet with a representative of Blue Water and/or Clarus and to discuss with, ask questions of, and receive answers from, such representative concerning Clarus and the terms and conditions of any potential transaction. No Offer or Solicitation . This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the s oli citation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior t o r egistration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law . Certain information contained in this Presentation relates to or is based on studies, publications, surveys and Clarus’s own int ernal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, wh ile Clarus believes its internal research is reliable, such research has not been verified by any independent source. This meeting and any information communicated at this meeting are strictly confidential and should not be discussed outside your o rga nization. Blue Water and Clarus are free to conduct the process for any transaction as they in their sole discretion determine (includi ng, without limitation, negotiating with any prospective investors and entering into an agreement with respect to any transaction without prior notice to you or any other person), and any procedures relating to such transaction may be changed at any time without notice to you or any other person. No sales will be made, no commitments to invest in Blue Water will be accepted, and no money is being solicited or will be accepted at this time. Any indication of interest from prospective pu rch asers in response to this Presentation involves no obligation or commitment of any kind. This Presentation should not be distributed to any person other than the addressee to whom it was initially distributed. This Presentation contains certain information that has not been prepared in accordance with U.S. generally accepted accounti ng principles (“GAAP”) and such information is intended to supplement and not substitute for comparable GAAP measures. This Presentation contains financial forecasts. Neither Blue Water’s nor Clarus’s independent auditors have studied, reviewed , c omplied or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them has expressed an opinion or provided any other form of assurance with respect the reto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results.

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 4 ROBERT DUDLEY, PH.D President & CEO • Over 30 years experience in TRT field • Clarus co - founder • Extensive R&D experience and partnership with the FDA • Co - inventor and developer of AndroGel 1% • Co - inventor of JATENZO • Track record of success with public company • Abbott, Solvay, Unimed • Urologist devoted to Men’s Health issues • Extensive experience with TRT • Focus in MH diagnostics and therapeutics • Wide network of urology thought leaders • Launched two novel urologic diagnostics • Abbott/ AbbVie, OPKO, Genomic Health JAY NEWMARK, MD, MBA Chief Medical Officer • Tech transfer of 200+ drugs and biologics • Directed manufacturing site & process design • Launched multiple drugs, biologics, & vaccines • Grew R&D engineering outsourcing • Pharmacia, Wyeth, Cardinal Health, Catalent JAMES HOLLOWAY VP, Manufacturing & Supply CLARUS LEADERSHIP TEAM CLARUS BOARD OF DIRECTORS ROBERT DUDLEY, PH.D. President, CEO and Chairman BRUCE ROBERTSON, PH.D. H.I.G. Capital MARK PRYGOCKI Executive Director; former President, Medicis MENG JIANG C - Bridge Capital JAMES THOMAS Thomas, McNerney & Partners ELIZABETH CERMAK Former EVP, Pozen; former VP, J&J ALEX ZISSON Thomas, McNerney & Partners / H.I.G. Capital • Over 20 years of successful global financial leadership • Experienced in capital markets, private and public offerings (IPO), secondary financings • Established relationships with institutional funds, financial analysts and investment bankers • Medicis , Novan , Sienna RIC PETERSON Chief Financial Officer • 17 years experience in TRT market • Clarus co - founder • Over 30 years in start - up life sciences • Raised over $250M in debt & equity • Aksys, PWC, Ernst & Young STEVEN BOURNE Chief Administrative Officer FRANK JAEGER, MA, MBA Chief Commercial Officer • 20+ years commercial background with significant TRT experience • Launched AndroGel 1.62% and grew to $1.3B • Successful co - commercialization experience • Responsible for multiple launches over career • AbbVie, Abbott, Solvay

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 5 FRANK JAEGER, MA, MBA Chief Commercial Officer • Significant Medical Affairs experience • Multiple therapeutic area experience including TRT & Men's Health • Medical science liaison (MSL) team management • AbbVie, Abbott, Solvay, Searle Medical Affairs Support • Significant TRT commercial leadership experience • Built & led numerous award - winning sales teams • Extensive experience in multiple product launches • AbbVie, Abbott, Amgen, Merck Schering - Plough • Extensive TRT and orphan disease commercial experience • Led 70 person, $35MM AbbVie Sales Operations team • Significant assessment, diligence, & integration experience • Supported multiple launches over career • Lundbeck , AbbVie, Abbott, ZS Associates LaTonya Wright VP, Sales Steve Stark VP, Commercial Analytics and Operations Woun Seo, Ph.D. Senior Director, Medical Affairs • Experienced sales and marketing leader in TRT • Multiple specialty launches • Drove double digit growth in Immunology • Large IDN and group practice experience • Abbott, AbbVie Rozita Passarella VP, Marketing COMMERCIAL AND MEDICAL AFFAIRS TEAM SENIOR LEADERSHIP TEAM WITH TRACK RECORD OF SUCCESS IN THE TRT MARKET

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 6 • 25+ years of experience in healthcare • Founded or led 8 healthcare and pharmaceutical companies (i.e. Innovative Biosensors, Blue Water Vaccines, Noachis Terra) • Previously Chairman of Microlin Bio, Ember Therapeutics, Sydys Corporation JOE HERNANDEZ, MS, MBA Chairman and CEO BLUE WATER LEADERSHIP TEAM AND BOARD STRONG INSTITUTIONAL INVESTOR SUPPORT KIMBERLY MURPHY Former VP of the Influenza Franchise and Global Vaccine Commercialization Leader, GlaxoSmithKline JAMES SAPIRSTEIN President and CEO, AzurRx BioPharma MICHAEL LERNER Chair of the Life Sciences Group, Lowenstein Sandler YVONNE MCBURNEY VP of Operations, Alivia Specialty Pharmacy • 20+ years of financial leadership in healthcare • Previously CFO of Pyramid Healthcare, Monte Nido, Clearant, Network IP and Simplified Development • Served as Co - Founder and Vice President of Acquisition for Coach USA JON GARFIELD Chief Financial Officer DIRECTORS

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 7 7 1 2 5 3 4 JATENZO is an FDA approved, first in class and only oral testosterone replacement therapy (“TRT”) of its kind to capture market share & expand the large U.S. market Significant and growing market opportunity (8MM annual scripts in the U.S.) with each market share point accounting for ~$33MM in net sales per year Experienced executive team and a commercial organization with a track record of building TRT brand leadership Large market opportunity from life cycle management / R&D and business development efforts across men’s health and endocrinology Clarus sole owner of worldwide JATENZO rights and has robust patent estate protection until at least 2030 INVESTMENT THESIS

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 8 THE JATENZO OPPORTUNITY

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 9 9 HYPOGONADISM OVERVIEW TESTOSTERONE DEFICIENCY IN MEN (HYPOGONADISM) IS A LARGE AND ATT RACTIVE MARKET OPPORTUNITY Male Hypogonadism Prevalence ~20MM Diagnosed Patients ~6MM Currently Treated Patients ~2.2MM Existing Patients ~1.5MM Naïve Patients ~700K Diagnosed Population Treated Population Affected Population References: U.S. Census (2019); Int J of Clin Pract (2006); J Clin Endo Metabolism (2007); Symphony Healthcare (2014); IMS Health (2015); StrataMark survey results ~ 8MM TRx/year ~ $33 MM Net JATENZO Sales / Share Point

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 10 2014 2010 2003 Earlier TIMELINE OF SELECT TRT FDA APPROVALS 1995 1996 1997 1998 1999 2000 2001 2002 2015 2016 2017 2018 2019 Injection / Pellets Patch Topical Buccal Nasal Gel Oral Methyltestosterone (1950’s; Liver Toxicity) Injectable T - esters (1950’s) PRE - JATENZO TREATMENT LANDSCAPE THERE HAS BEEN A LONGSTANDING NEED FOR A SAFE AND EFFECTIVE ORAL TRT OPTION

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 11 11 Current Non - oral Treatments Pose Administration Challenges The Cycle of Discontinuation More than 95,000 men change TRTs at least once per year* • Injection pain • Procedures • Mess, drying time • Transference to partner/kids • Skin irritation • Gum irritation/disorders • Nasal irritation IMPORTANCE OF AN ORAL T OPTION SIGNIFICANT UNMET NEEDS WITH NON - ORAL TREATMENTS * Data from Symphony PTD Rx claims from July 2019 to August 2020. Included approved claims only; rejections and reversals not included.

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 12 12 THE JATENZO OPPORTUNITY FIRST ORAL T OF ITS KIND APPROVED BY FDA – A LONG - AWAITED ADVANC E! CONVENIENT • Easy - to - swallow soft gel taken BID with food (twice daily) • Dose adjustable EFFECTIVE • 87% of men achieved T levels in normal range • Restored T levels to mid - normal range SAFE • Safety profile consistent with TRT class • No liver toxicity -- JATENZO bypasses first - pass hepatic metabolism * In JATENZO Phase III Clinical Trials *

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 13 13 JATENZO PRODUCT DIFFERENTIATORS A SAFE ORAL WITHOUT LIVER TOXICITY ADDRESSES COMMON CONCERNS SEE N WITH INJECTIONS AND GELS LACK OF A SAFE AND EFFECTIVE ORAL TESTOSTERONE INJECTABLE T PRODUCTS CAN BE PAINFUL AND CARRY SIGNIFICANT RISKS TOPICAL T PRODUCTS ARE MESSY AND CARRY RISK OF TRANSFERENCE 95% OF ALL TRT PRESCRIPTIONS WRITTEN 76% Of patients believe their needs are not very well met by currently available TRTs* * On behalf of Clarus Therapeutics, Inc., Harris Poll conducted online survey between May 6 – June 5, 2020.

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 14 14 SYMPTOM IMPROVEMENT JATENZO INCREASES FREE TESTOSTERONE AND IMPROVES CLASSIC SIGNS A ND SYMPTOMS ASSOCIATED WITH HYPOGONADISM Increased Bone Mineral Density Improved Body Composition Improved Psychosexual Symptoms Increased Free (Active) Testosterone References: Swerdloff, RS and Dudley, RE. Ther Adv Ur o l 2020; 12: 1 - 16; Swerdloff, RS, et al. J Clin Endocrinol Metab 2020:105: 1 - 17

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 15 Adverse Reactions ≥ 2% in 4 - Month Pivotal Trial of JATENZO JATENZO WAS SHOWN TO BE SAFE AND WELL - TOLERATED JATENZO SAFETY PROFILE CONSISTENT WITH TRT CLASS References: Swerdloff, RS and Dudley, RE. Ther Adv Ur o l 2020; 12: 1 - 16; Swerdloff, RS, et al. J Clin Endocrinol Metab 2020:105: 1 - 17; www.JATENZO.com OVERALL (N=166) HEADACHE 8 (4.8%) HEMATOCRIT INCREASED 8 (4.8%) HYPERTENSION 6 (3.6%) HIGH - DENSITY LIPOPROTEIN DECREASED 5 (3.0%) NAUSEA 4 (2.4%) In Phase 3 Trials, JATENZO was not a ssociated with: • Liver toxicity • Prostate disease • Adverse changes in CV risk biomarkers [ hs - CRP, LpPLA 2 , Lp (a)] • Clinically significant increases in LDL (‘bad’) cholesterol or triglycerides

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 16 “All of our TRT patients ask about different options. This is amazing. Finally.” “This is an innovative game changer, and this product will do very well.” “An oral has been the Holy Grail of Testosterone.” “This is going to put all the other TRTs out of business.” “Patients are going to love this.” “I can’t believe y’all figured out a way to avoid liver toxicity. Unbelievable.” 76% believe their needs are not very well met by currently available TRTs 82% interested in learning about ORAL TRT * On behalf of Clarus Therapeutics, Inc., Harris Poll conducted online survey between May 6 – June 5, 2020. Providers Patients* HEALTH CARE PROVIDERS AND PATIENTS LIKE JATENZO QUOTES FROM THE FIELD CONSISTENT WITH RESEARCH, INTERACTIONS AT CONFERENCES, & KOL ADVISORY SESSIONS

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 17 200,000 300,000 400,000 500,000 600,000 700,000 800,000 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Aug-19 Sep-19 Oct-19 Nov-19 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Market TRxs TRT Total Market TRx and NRx Volume (Jan’19 - Dec’20) TRx NRx TRT MARKET PERFORMANCE IN 2020 THE OVERALL TRT MARKET GREW @ 7% OVER 2019 DESPITE COVID - 19 PANDEMIC Data Sources: Symphony Payer/Plan TRx count: TRT Total Market TRx and NRx Volume (Jan’19 - Dec’20) AT NEARLY 8 MILLION PRESCRIPTIONS ANNUALLY WITH ALMOST A 5% CAGR, JATENZO WILL REALIZE ~$75 MM IN GROSS SALES PER SHARE POINT BASED ON A 2021 WAC PRICE OF $918 COVID TRT MARKET PERFORMANCE • The TRT Market is large at over 7.7 MM Annual TRx • Growing at 4.5% CAGR and over 7% in 2020 from 2019 despite COVID • Payers reimburse branded products despite generic injections and gels • Each share point is equivalent to $33 MM dollars in net sales to Clarus Market Year Over Year TRx 6.8% NRx 6.9%

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 18 FOCUSED TARGETING CLARUS IS ENGAGING THE KEY TRT HCPS AND THE PATIENTS THEY TREAT Endocrinologists, Urologists, Primary Care Physicians Targeting Deciles 8 - 10 Healthcare Providers 55 Territories = 62% TRT Market Coverage 100 Territories = 85% TRT Market Coverage Hypogonadal Patients Digital Advertising / Paid Search Social Media / Programmatic Advertising 18 Data Source: Symphony Health PrescriberSource data February 2021

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 19 PATIENT SUPPORT AND SAVINGS MOST COMMERCIAL COVERED PATIENTS WILL PAY $0 FOR THEIR PRESCRIPTION 19 19 TRT Market (Dec. 2020) Data Source: Symphony Health PrescriberSource data, December 2020

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 20 fgfg COMMERCIAL ACCESS – MARKET COMPARISON JATENZO HAS COMPETITIVE COVERAGE THROUGHOUT 2021 20 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% 60.00% 70.00% 80.00% 90.00% 100.00% Androderm AndroGel Fortesta Natesto Testim Xyosted JATENZO Current JATENZO 2021 Target Commercial Lives Covered Lives without a Step Lives with a Step 91% 82% 62% 64% 55% 75% 61% 70% 72% 46% 43% 34% 58% 65% Data Sources: Competitive data using MMIT, Q3 2020, Commercial lives at plan - level excluding IHS, DoD, and VA. 77% 74%

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 21 21 2020 DEMAND SALES JATENZO HAS CONSISTENTLY GROWN SINCE LAUNCH DESPITE THE PANDEMIC AND COMMERCIAL PAYOR COVERAGE JATENZO TRxs Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Total Actuals 1 46 165 218 279 432 677 837 951 1,065 1,127 1,373 7,171 0 200 400 600 800 1,000 1,200 1,400 1,600 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec TRx Volume RESTRICTED REP ACCESS TO HCPS AND LIMITED PATIENT VISITS SLOWED UPTAKE IN EARLY 2020 GROWTH ACCELERATED AS HCP AND PATIENT RESTRICTIONS EASED RESTRICTIONS RETURNED IN MANY AREAS AS COVID CASES SPIKE LIVES COVERED INCREASES TO OVER 60% WITH ESI IN DECEMBER FUELING STRONG GROWTH

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 22 EMPOWER THE PATIENT: DTC AND SPOKESPERSON 22 DTC Spokesperson • Launch Date: Q4/2021 • Launch Date: Q4/2021 • In Active Negotiations ACCELERATE JATENZO PATIENT AWARENESS TO DRIVE SWITCH RATE

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 23 EXPANDING THE SALES FORCE CREATES THE NATIONAL FOOTPRINT TO DELIVER ON BRAND STRATEGIES – MAXIMIZING SALES IMPACT • Sales Force Expansion Objective • Expand national footprint from 55 to 101 territories • 85% TRT market coverage • Move sales force in - house • Q4 – Targeted launch 23

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 24 POTENTIAL GROWTH AREAS 24 • JATENZO out - licensing opportunities to recognize incremental and ongoing revenue with: • Europe • Asia • Middle East • Actively pursuing complimentary products for in - licensing / acquisition AREAS FOR SIGNIFICANT CLARUS UPSIDE Kidney Disease (ESRD / CKD) >2 million Hypogonadal Men Transgender 700K Male Patients Hypogonadism ~8 MM Prescriptions Large Target Markets for JATENZO

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 25 EXPANSION OPPORTUNITIES FOR JATENZO 25 2021 2022 Product Company Indication Q1’21 Q2’21 Q3’21 Q4’21 Q1’22 Q2’22 Q3’22 Q4’22 JATENZO® Lifecycle JATENZO Treatment for Hypogonadism JATENZO 1x Daily Treatment for Hypogonadism JATENZO Treatment for Hypogonadism in Kidney Disease (ESRD/CKD) JATENZO Treatment for Transgender Men (Female - to - Male) Marketed Phase 1 / 2 Phase 2 Additional licensing opportunities to expand development pipeline R&D PIPELINE TRANSFORMS CLARUS INTO A BIOPHARMACEUTICAL COMPANY Phase 2

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 26 Transaction Summary

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 27 TRANSACTION SUMMARY 27 1. Exact amount dependent on final Investment amounts and redemptions at de - SPAC. • Business Combination and investment by Clarus stakeholders announcement targeted for beginning of Q2 2021 • Transaction closing expected in Q3 2021 Transaction Structure • $70 - 80MM pro forma cash (1) • $25MM H.I.G. Capital and insiders prior to close of the SPAC • $43MM roll - over existing net debt • $155.1MM seller rollover equity • $57.5M BWAC cash in trust Valuation • Pre - money equity value of $155.1MM Capital Structure CLARUS + BLUE WATER

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 28 28 Source: Company internal data 1. The amounts from the various sources of cash may change based on (i) the amount of Public Stockholder redemptions prior to Cl osi ng, (ii) investor interest in the Acquisition and (iii) the then current markets for equity and debt financing. 2. Includes the Interim Funding amount of $7.2 million. 3. Includes deferred IPO fees and additional stakeholder Investment fees. 4. Assumes that there are no new awards under any new Surviving Company equity incentive plan. Assumes that there are no adjustm ent s to the Transaction Consideration. Excludes public warrants, private warrants, and EIP. 5. Assuming that Additional Stakeholder Investment shares are sold at $10.00 per share . Illustrative Pro Forma Ownership at Close (4) PRO FORMA EQUITY OWNERSHIP ($MM, EXCEPT SHARE AND PER SHARE DATA) (1) (2) (3) (5)

Clarus Therapeutics Confidential & Proprietary Information: Internal Use Only – Do Not Copy or Distribute / Contains Draft Propo sals Subject to Internal Review and Change 29 2 9 Right Team Highly relevant TRT experience with a track record of success Attractive Opportunity A high - growth category with potential net sales >$300MM in 2023 Novel Technology JATENZO – First and only oral product in a large and growing TRT market KEY TAKEAWAYS